Exhibit 23.1

                         Independent Auditors' Consent


The Shareholders
ePlus, Inc.:


We consent to the use of our report dated May 21, 2004, with respect to the balance sheets of Manchester Technologies, Inc. as of July 31, 2003, 2002, and 2001, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended July 31, 2003, included herein.




Melville, New York                                                   /s/KPMG LLP
August 9, 2004